Q2 2016 Earnings Presentation 0August 3, 2016 Exhibit 99.2

I. Introduction Shefali Shah, SVP and General Counsel II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Andy Puhala, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers Q2 2016 Earnings Call Agenda 1

2 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a small number of customers and reduction of the Company’s customer base resulting from consolidation; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record; the Company’s ability to successfully expand into other geographic and helicopter service markets; the impact of increased United States (“U.S.”) and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; risks of engaging in competitive processes or expending significant resources, with no guaranty of recoupment; risks of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely; risks that the Company’s customers reduce or cancel contracted services or tender processes; the Company’s reliance on a small number of helicopter manufacturers and suppliers; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of our assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s cost to purchase helicopters, spare parts and related services and on asset values; the Company’s credit risk exposure; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of older helicopters; the Company’s reliance on information technology; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; risks associated with the Company’s debt structure; the impact of operational and financial difficulties of the Company’s joint ventures and partners; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; adverse weather conditions and seasonality; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3 This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income, interest expense and interest expense on advances from SEACOR), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. A reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA further adjusted to exclude gains on asset dispositions is included in this presentation. This presentation also includes the Company’s interest coverage ratio and funded debt to EBITDA ratio. The interest coverage ratio is a trailing 12-month quotient of (x) EBITDA (as defined in the Company’s credit facility) less dividends and distributions divided by (y) interest expense. The funded debt to EBITDA ratio is calculated by dividing (x) the sum of total debt for borrowed money, capital lease obligations and guaranties of obligations of non-consolidated entities by (y) EBITDA (as defined in the Company’s credit facility). Neither the interest coverage ratio nor the funded debt to EBITDA ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated under the Company’s credit facility differently than as presented elsewhere in this presentation. Non-GAAP Financial Measures Reconciliation

4 Operational Highlights

• On May 5, 2016, an Era AS350B2 single engine helicopter was involved in an air accident on the Norris Glacier near Juneau, Alaska with one pilot onboard (no passengers) ̶ The pilot sustained injuries but is expected to make a full recovery ̶ The investigation into the accident is being conducted by the National Transportation Safety Board (NTSB) and is not yet complete ̶ The NTSB issued a preliminary report which included a statement from the pilot that flat light conditions made it very difficult to discern the topographical features of the snow-covered ice field and characterized the accident as controlled flight into terrain • Era will continue to place safety first, every day, and we are committed to take any lessons learned to further enhance our safety management system • Era participated in HeliOffshore’s annual conference in May, and we remain committed to our leadership role and the mission to improve safety in the global offshore helicopter industry through collaboration ̶ HeliOffshore’s reach continues to grow and now includes 90 members 5 Safety Update

• Generated positive operating cash flow of $14 million in Q2 2016 ̶ Generated over $30 million of cash flow from operating and investing activities in the first six months of 2016 Cash Flow from Operating Activities ($mm) • Continue to protect the balance sheet(a) ̶ During Q2 2016, total debt decreased by $14 million and net debt decreased by $23 million ̶ Total liquidity = $210 million ̶ Funded debt to EBITDA = 3.0x ̶ Interest coverage = 5.7x 6 Financial Stability (a) Metrics as of June 30, 2016. These are non-GAAP financial measures. Total liquidity includes unrestricted cash and the amounts available under the Company’s senior secured revolving credit facility (the “Credit Facility”). Funded debt to EBITDA and interest coverage ratios calculated as defined in the Credit Facility $17.9 $9.9 $20.6 $16.0 $9.7 $21.6 $30.7 $16.3 $6.8 $13.9 $15.1 $8.6 $14.8 $13.8 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2013 2014 2015 2016

• Following a fatal accident involving another helicopter operator’s EC225LP (also known as H225) model helicopter outside of Bergen, Norway in April 2016, several aviation regulatory authorities have issued directives suspending H225 and AS332 L2 helicopter operations, with limited exceptions ̶ The root cause of the accident is not yet known, and the investigation remains ongoing ̶ On June 28, 2016, the Accident Investigation Board Norway (“AIBN”) published a preliminary report stating that the accident “most likely was the result of a fatigue fracture in one of the second stage planet gears” in the epicyclic module of the main gearbox. The AIBN preliminary report further noted that it appears the fracture “propagated in a manner which is unlikely to become detected by existing mandatory or supplementary systems for warning of an imminent failure” • Era owns 9 H225 helicopters: 5 located in the U.S., 3 located in Brazil and 1 located in Norway ̶ As of June 30, 2016, the net book value of these H225 helicopters and related inventory was $164.5 million ̶ It is too early to estimate the extent and duration of the H225 and AS332 L2 operational suspension, the market receptivity to these models for future offshore oil and gas operations or the potential impact on asset values ̶ Era has implemented, and will continue to implement, measures to reduce its H225-related expenses as much as possible including placing the helicopters in long-term storage, reducing and reassigning staff and withdrawing from maintenance programs • In aggregate, there are approximately 180 H225 and AS332 L2 helicopters in the civilian market (globally) ̶ The suspension of these models has diminished much of the excess supply of new generation heavy and medium helicopters that had developed since the beginning of the current oil and gas market downturn ̶ Increased demand for other helicopter models, particularly S92 and AW139 models, to fill the gap 7 H225 and AS332 L2 Suspension

8 Financial Review

$70,738 $63,351 – $25,000 $50,000 $75,000 $100,000 Q2 2015 Q2 2016 • Revenues of $63.4mm ̶ $7.4mm lower than Q2 2015 primarily due to decreased revenues in our U.S. oil and gas and dry-leasing service lines and the sale of the FBO ̶ Partially offset by increased revenues resulting from the consolidation of Aeróleo and the start of a new contract in Suriname • Operating expenses up $7.6mm ̶ Increase primarily due to the consolidation of Aeróleo and higher repairs and maintenance expenses ̶ Partially offset by decreased personnel expenses and non-income taxes in the U.S. • G&A expenses down $2.6mm ̶ Decrease primarily due to lower personnel costs, the recovery of a previously reserved receivable and reduced professional service expenses ̶ Partially offset by the consolidation of Aeróleo • Excluding the impact of the consolidation of Aeróleo: ̶ $0.7mm (2%) decrease in operating expenses ̶ $2.8mm (26%) decrease in G&A expenses • Gains of $1.4mm on the disposition of two helicopters and related equipment • Adjusted EBITDA of $10.2mm • Net income to Era Group of $1.9mm (EPS of $0.09) 9 Q2 2016 Highlights – Quarter-over-Quarter Comparison Revenues ($000s) Adjusted EBITDA ($000s) $20,259 $10,158 – $10,000 $20,000 $30,000 Q2 2015 Q2 2016

$62,582 $63,351 – $25,000 $50,000 $75,000 $100,000 Q1 2016 Q2 2016 • Revenues were $0.8mm higher than Q1 2016 primarily due to the start of seasonal activities in Alaska and increased international oil & gas revenues, partially offset by decreased revenues in the U.S. Gulf of Mexico and the bankruptcy of a dry-leasing customer • Operating expenses up $3.1mm primarily due to the start of seasonal activities, increased fuel expenses in Brazil and reduced vendor credits ̶ In addition, nonrecurring expenses included $0.4mm of severance costs and $0.5mm of workers’ compensation expense related to the accident in Alaska • G&A expenses down $1.1mm primarily due to the recovery of a previously reserved receivable and lower personnel costs • Adjusted EBITDA decreased by $2.1mm ̶ Excluding gains on asset sales, Adjusted EBITDA decreased by $0.5mm 10 Q2 2016 Highlights – Sequential Quarter Comparison Revenues ($000s) Adjusted EBITDA ($000s) $12,249 $10,158 – $10,000 $20,000 Q1 2016 Q2 2016

11 • Prior to October 2015, revenues from Aeróleo were only recognized when Era received cash from Aeróleo and were reported in Era’s Dry-leasing line of service • Beginning October 1, 2015, Aeróleo’s financials are included in Era’s consolidated results; revenues from end-customers are reported in the International Oil & Gas line of service • All intercompany accounts and transactions are eliminated in consolidation Summary of Aeróleo Consolidation Impact in Q2 2016 ($000s) Q2 2015 As Reported Non-Aeróleo Variances Aeróleo Consolidation Impact Q2 2016 As Reported $ Change Q2 2016 Pre-Aeróleo Consolidation Operating Revenues $70,738 ($14,418) $7,031 $63,351 ($7,387) $56,884 Operating Expenses 39,784 (693) 8,305 47,396 7,612 39,091 G&A Expenses 10,779 (2,817) 178 8,140 (2,639) 7,962 Depreciation 11,398 1,261 32 12,691 1,293 12,659 Gain/Loss on Asset Sales (242) 1,609 - 1,367 1,609 1,367 Operating Income $8,535 ($10,560) ($1,484) ($3,509) ($12,044) ($1,461)

12 • Era continues to generate substantial cash flow and reduced total debt and net debt(b) by $14.3mm and $22.6mm, respectively, during Q2 2016 • The Company has opportunistically repurchased a total of $55.2mm of its 7.75% Senior Notes since Q1 2015, funded with existing cash balances, cash from operating activities, proceeds from asset dispositions and borrowings under the Credit Facility ̶ Repurchased $5.0mm during Q2 2016 • Existing capital commitments can be funded via combination of cash-on-hand, cash flow from operations and borrowings under the Credit Facility Healthy Leverage Metrics and Ample Liquidity (a) EBITDA as defined in the Company’s Credit Facility (b) This is a non-GAAP measure calculated as total debt less cash and cash equivalents / total capitalization less cash and cash equivalents June 30, 2016 ($000s) Cash and cash equivalents $39,160 Credit facility $90,000 Promissory notes 23,998 Total secured debt $113,998 7.750% Senior Notes $144,828 Other 45 Total debt $258,871 Net debt $219,711 Shareholders' Equity $471,784 Total capitalization $730,655 Total Funded Debt / EBITDA(a) 3.0x EBITDA(a) / Interest Expense 5.7x Net Debt / Net Capitalization (b) 32% Total Debt / Total capitalization 35% Available under credit facility $170,429

13 Appendix

14 Owned Leased-In Managed Total Average Age(a) Heavy: H225 9 – – 9 6 S92 2 – – 2 1 AW189 2 – – 2 1 Total Heavy 13 – – 13 Medium: AW139 38 – – 38 6 S76 C+/C++ 5 – 1 6 9 B212 7 – – 7 37 B412 1 – – 1 35 Total Medium 51 – 1 52 Light – twin engine: A109 7 – – 7 10 EC135 14 2 1 17 8 EC145 3 – 2 5 8 BK-117 – 2 1 3 N/A BO-105 3 – – 3 27 Total Light – twin engine 27 4 4 35 Light – single engine: A119 14 – – 14 9 AS350 28 – – 28 20 Total Light – single engine 42 – – 42 Total Helicopters 133 4 5 142 12 Note: Fleet presented as of 6/30/2016 (a) Average for owned fleet Fleet Overview

15 Operating Revenues and Flight Hours by Line of Service Note: Flight hours exclude hours flown by helicopters in the Dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from activities such as firefighting and utility support Three Months Ended Revenue ($000s) 30-Jun-16 31-Mar-16 31-Dec-15 30-Sep-15 30-Jun-15 Oil and gas:(a) U.S. Gulf of Mexico $33,312 $36,812 $40,368 $42,132 $41,821 Alaska 1,273 932 3,309 5,429 6,009 International 16,848 14,054 18,865 60 47 Total oil and gas $51,433 $51,798 $62,542 $47,621 $47,877 Dry-leasing 2,827 3,995 4,643 11,925 12,233 Search and rescue 4,590 4,891 4,955 4,418 4,989 Air medical services 2,007 1,898 1,803 1,854 1,914 Flightseeing 2,494 – – 3,923 3,118 Fixed Base Operations – – – – 614 Eliminations – – – – (7) $63,351 $62,582 $73,943 $69,741 $70,738 Three Months Ended Flight Hours 30-Jun-16 31-Mar-16 31-Dec-15 30-Sep-15 30-Jun-15 Oil and gas:(a) U.S. Gulf of Mexico 7,153 7,290 8,255 9,435 8,717 Alaska 78 77 380 797 732 International 2,535 2,332 3,055 22 14 Total oil and gas 9,766 9,699 11,690 10,254 9,463 Search and rescue 199 201 275 265 260 Air medical services 832 618 748 949 826 Flightseeing 679 – – 1,502 1,118 11,476 10,518 12,713 12,970 11,667

Era

Financial Highlights

($ millions)	Fiscal Year 2011	2012	2013	2014	2015	6 Mos. Ended June 30, 2015	2016
Revenue	$ 258.1	$ 272.9	$ 299.0	$ 331.2	$ 281.8	$ 138.2	$ 125.9
Operating Expenses	162.7	167.2	186.6	204.4	171.5	83.4	91.7
G&A	31.9	34.8	38.9	44.0	42.8	20.5	17.4
Depreciation	42.6	42.5	45.6	46.3	47.3	23.0	25.5
Gains on Asset Dispositions	15.2	3.6	18.3	6.1	6.0	3.1	4.3
Goodwill Impairment	-	-	-	-	(1.9)	-	-
Operating Income (Loss)	36.1	32.0	46.2	42.7	24.3	14.4	(4.3)
Other Income (Expense):							
Interest Income	0.7	0.9	0.6	0.5	1.2	0.6	0.7
Interest Expense	(1.4)	(10.6)	(18.1)	(14.8)	(13.5)	(6.4)	(8.9)
Derivative Gains (Losses)	(1.3)	(0.5)	(0.1)	(0.9)	(0.0)	(0.0)	-
Foreign Currency Gains (Losses)	0.5	0.7	0.7	(2.4)	(2.6)	(2.4)	0.6
Gain on Debt Extinguishment	-	-	-	-	1.6	0.3	0.5
Gain on sale of FBO	-	-	-	-	12.9	12.9	-
Note Receivable Impairment	-	-	-	(2.5)	-	-	-
SEACOR Corporate Charges	(8.8)	(2.0)	(0.2)	-	-	-	-
Intercompany Interest	(23.4)	-	-	-	-	-	-
	(33.7)	(11.5)	(17.1)	(20.0)	(0.3)	4.9	(7.0)
Income (Loss) before Taxes and Equity Earnings	2.4	20.6	29.1	22.6	24.0	19.3	(11.3)
Income Taxes (Benefit)	0.4	7.3	11.7	8.3	14.1	8.1	(2.2)
Income (Loss) before Equity Earnings	2.0	13.3	17.4	14.4	9.8	11.2	(9.1)
Equity Earnings (Losses)	0.1	(5.5)	0.9	2.7	(1.9)	(0.3)	0.6
Net Income (Loss)	$ 2.1	$ 7.8	$ 18.3	$ 17.0	$ 7.9	$ 10.9	$ (8.5)
Net Loss Attributable to NCI in Subsidiary	-	0.0	0.4	0.1	0.8	0.4	6.6
Net Income (Loss) Attributable to Era Group	$ 2.1	$ 7.8	$ 18.7	$ 17.1	$ 8.7	$ 11.3	$ (1.8)
Adjusted EBITDA[(a)]	$ 82.2	$ 78.8	$ 95.3	$ 90.8	$ 69.0	$ 34.6	$ 22.4
Adjusted EBITDA Excluding Gains[(a)]	67.0	75.2	77.0	84.7	63.0	31.5	18.1

(a) See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

16

Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $4.2 million, $0.7 million, and $2.5 million in 2011, 2012, and 2014, respectively
  - An adjustment for IPO related fees and expenses of $2.9 million in 2012
  - A pre-tax impairment of $5.9 million related to the Company's investment in Aeróleo in 2012
  - A one-time charge of $2.0 million related to operating leases on certain air medical helicopters in 2013
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and 2016, respectively
  - A pre-tax charge of $1.9 million on the impairment of the goodwill in 2015
- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results as if the Company had not been a SEACOR subsidiary

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					6 Mos. Ended June 30,	
(USD$ in thousands)	2011	2012	2013	2014	2015	2015	2016
Net Income (Loss)	2,108	7,747	18,304	17,021	7,899	10,866	(8,460)
Depreciation	42,612	42,502	45,561	46,312	47,337	23,000	25,457
Interest Income	(738)	(910)	(591)	(540)	(1,191)	(568)	(704)
Interest Expense	1,376	10,648	18,050	14,778	13,526	6,426	8,878
Income Tax Expense	434	7,298	11,727	8,285	14,117	8,083	(2,246)
EBITDA	69,202	67,285	93,051	85,856	81,688	47,807	22,925
Special Items	4,171	9,552	2,045	4,919	(12,697)	(13,210)	(518)
Adjusted EBITDA	82,172	78,837	95,264	90,775	68,991	34,597	22,407
Gains on Asset Dispositions, Net ("Gains")	(15,172)	(3,612)	(18,301)	(6,101)	(5,953)	(3,146)	(4,280)
Adjusted EBITDA Excluding Gains	67,000	75,225	76,963	84,674	63,038	31,451	18,127

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18 Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA Three Months Ended (USD$ in thousands) 30-Jun-15 30-Sep-15 31-Dec-15 31-Mar-16 30-Jun-16 Net Income (Loss) 11,105 653 (3,620) (3,950) (4,510) Depreciation 11,398 12,186 12,151 12,766 12,691 Interest Income (317) (232) (391) (301) (403) Interest Expense 2,881 3,121 3,979 4,748 4,130 Income Tax Expense (Benefit) 8,138 1,343 4,691 (1,014) (1,232) EBITDA 33,205 17,071 16,810 12,249 10,676 Special Items (12,946) 16 497 - (518) Adjusted EBITDA 20,259 17,087 17,307 12,249 10,158 Gains on Asset Dispositions, Net ("Gains") 242 (1,813) (994) (2,913) (1,367) Adjusted EBITDA Excluding Gains 20,501 15,274 16,313 9,336 8,791